UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2019

ARGAN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31756	13-1947195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Church Street, Suite 201, Rockville, MD	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 315-0027

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.15 par value	AGX	NYSE

Item 8.01. Other Events.

In its Form 10-K Annual Report that was filed on April 10, 2019, Argan, Inc. (the “Company”) disclosed that its wholly-owned subsidiary, Atlantic Projects Company (“APC”), is completing a certain power-plant construction project in the United Kingdom that has encountered significant operational and contractual challenges, and that the consolidated operating results for the year ended January 31, 2019 reflected unfavorable gross profit adjustments related to this project. The disclosure explained that the project progress was behind the schedule originally established for the job and warned that the project may continue to impact the Company’s consolidated operating results negatively until it reaches completion.

During the three months ended April 30, 2019, APC’s estimates of the unfavorable financial impacts of the difficulties on this project, the TeesREP Biomass Power Station, have escalated substantially. APC conducted a comprehensive review of the remaining contract work, prepared a new timeline for the completion of the project and assessed other factors. Management has not completed its analysis of the new information, but it now realizes that the costs for APC to complete the work that remains for the project will exceed projected revenues and that the resulting loss for this project will most likely be substantial. The Company expects that the amount of the loss to be recorded will adversely affect the Company’s consolidated operating results for the quarterly period ended April 30, 2019 in a material manner.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGAN, INC.

Date: May 16, 2019	By:	/s/ David H. Watson
David H. Watson
Senior Vice President, Chief Financial Officer, Treasurer and Secretary